SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not Applicable.

(b) On June 3, 2008, WorldSpace, Inc. (the “Company”) received a letter from Dr. Michael Nobel whereby Dr. Nobel resigned from the Board of Directors of the Company effective immediately. No reason for the resignation was provided in Dr. Nobel’s resignation letter, and the executive officers of the Company do not know of any disagreements between the Company’s management and Dr. Nobel regarding the Company’s operations, policies or practices that precipitated the resignation. Dr. Nobel was a member of the nominating and corporate governance committee of the Board of Directors.

On June 3, 2008, the Company received a letter from Dr. Frank-Jürgen Richter whereby Dr. Richter resigned from the Board of Directors of the Company effective immediately. No reason for the resignation was provided in Dr. Richter’s resignation letter, and the executive officers of the Company do not know of any disagreements between the Company’s management and Dr. Richter regarding the Company’s operations, policies or practices that precipitated the resignation. Dr. Richter was a member of the compensation committee of the Board of Directors.

(c) Not Applicable.

(d) Not Applicable.

(e) Not Applicable.

(f) Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President